UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 1, 2015, new legislation took effect in the State of Delaware that explicitly authorizes a Delaware corporation to adopt certificate of incorporation or by-laws that provide that the sole and exclusive forum for certain legal actions involving such corporation will be courts located within Delaware (including the federal district court for the District of Delaware) (the “Delaware Forum Legislation”). On August 18, 2015, the Board of Directors of The Williams Companies, Inc. (the “Company”) approved amendments to Article X of the Company’s By-laws, which became effective immediately, to align the Company’s By-law provisions related to the exclusive forum for certain legal actions (the “Forum Provisions”) with the Delaware Forum Legislation. In addition to certain technical and conforming amendments, the amendments to Article X of the By-laws add any additional actions asserting an internal corporate claim, as defined in the Delaware Forum Legislation, to the scope of claims subject to the Forum Provisions.

The description of the amendments to the Company’s By-laws is qualified in its entirety by reference to the text of the By-laws as amended, attached hereto as Exhibit 3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

Exhibit 3	By-laws of The Williams Companies, Inc., as last amended August 18, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Date: August 24, 2015		/s/ William H. Gault
	Name:	William H. Gault
	Title:	Assistant Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

Exhibit 3	By-laws of The Williams Companies, Inc., as last amended August 18, 2015.

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